Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121231, 333-175785, and 333-293484) and on Form F-3 (No. 333-284219 and 333-287163) of SuperCom Ltd. (the “Company”) of our report dated April 28, 2026 relating to the Company’s consolidated financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	/s/ Yarel + Partners
April 28, 2026	Certified Public Accountants